Exhibit (a)(5)(ii)

VECTOR CAPITAL

                                               Offer to Acquire Minority Shares
                                                           in Corel Corporation

                                                                   November 2009

Cautionary Statement Regarding Forward-Looking Statements

These materials contain, in addition to historical information, certain forward-looking statements. All statements included in these materials concerning activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. In particular, these materials contain forward-looking statements regarding Corel
Corporation's financial condition, results of operations and compliance with debt covents. Actual results could differ materially from the results discussed in the forward-looking statements. Forward- looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements, including the risk that all conditions to the tender offer will not be satisfied. Additional information on these risks, uncertainties and factors is included in the documents filed by
Corel Corporation with the Securities and Exchange Commission (SEC) at the website maintained by the SEC at www.sec.gov. We undertake no obligation to update any forward-looking statements.

Additional Information and Where to Find It

These materials are for informational purposes only and do not constitute an offer to purchase or a solicitation of an offer to sell Corel Corporation's common stock. The tender offer is being made pursuant to a Tender Offer
Statement on Schedule TO (including the offer to purchase, letter of transmittal and other related tender offer materials) filed by Corel Holdings,
L.P. with the Securities and Exchange Commission (SEC) on October 28, 2009. The
tender offer statement (and related materials), as they may be further amended from time to time, contain important information, including the terms and conditions of the offer, that should be read carefully before any decision is made with respect to the tender offer. Investors and security holders may obtain a free copy of these materials and other documents filed by Corel
Holdings, L.P. with the SEC at the website maintained by the SEC at
www.sec.gov. These materials may also be obtained for free by contacting the information agent for the tender offer, Innisfree M&A Incorporated, at (888)
750-5834.

VECTOR CAPITAL                                                                 2

Transaction Terms

o    Cash tender for Corel Corporation shares at $3.50 per share

o    Offer to purchase filed October 28th, 2009 and open for 20 business days;
     offer expires November 25th unless extended

     -    Offer made directly to all Corel shareholders

     o    Opportunity for shareholders to realize liquidity in the near term

VECTOR CAPITAL                                                                 3

Why Is Vector Taking Corel Private?

1    Company needs an equity injection to fund operations and to avoid breaching debt covenants

2    Need to refocus product initiatives to reflect geographic and economic realities

3    Ability to do add-on M and A as a public company is constrained by lack of cash, the illiquidity of Corel's shares and Corel's low equity valuation

4    Employee and management retention has proven difficult as a public company with a low stock price

VECTOR CAPITAL                                                                 4

Vector has been Deeply Involved with Corel Since 2003

History

- Vector took Corel private in August 2003
- Current Vector partner Amish Mehta served as interim CEO from November 2003 to July 2005
- Vector led a series of prominent acquisitions for Corel
  - Jasc Software ('04)
  - Winzip ('06)
  - InterVideo ('06)
- Corel re-IPO'd in April 2006
- Vector currently holds 68.3% of outstanding shares

No shareholder has worked harder for Corel

VECTOR CAPITAL

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With Vector's Active Support, Corel has Tried Everything to Maximize Shareholder Value

Operational Improvement

- Expanded sales to new geographies
- Expanded global sales channels
- Launched new products
- Hired new management team
- Implemented new employee incentive plan
- Reduced expenses by over $40M in response to the global recession
- Opened executive offices in Silicon Valley to tap additional talent
- Transformed the business into a leading digital media software company

M&A / Strategic Alternatives

- Acquired InterVideo ($196M transaction)
- Attempted additional "game changing" M&A transactions
- Retained investment bankers to evaluate sale of whole company to strategics or financial sponsors
- Explored raising junior debt for a dividend recapitalization for all shareholders
- Ran process for sale of significant divisions – approached 28 individual bidders
- In 2008, engaged in a broad process to evaluate all strategic alternatives – process was unsuccessful

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Corel's stock has consistently underperformed the public markets

Corel stock performance vs. NASDAQ, %

[GRAPHIC OMITTED]

> Corel has never been appreciated by the public markets
> All Wall Street research analysts have dropped coverage

VECTOR CAPITAL                                                                 7

Corel's Difficulties in the Public Markets are Only Getting Worse

Corel stock performance vs. NASDAQ, %

[GRAPHIC OMITTED]

> Corel's stock has been relatively unresponsive to even the recent broad market rally

VECTOR CAPITAL                                                                 8

Low Liquidity Plagues Corel

Liquidity by Calendar Quarter

[GRAPHIC OMITTED]

> There is little opportunity for investors to enter or exit meaningful positions

> Even small trades dramatically affect the stock price

*Includes volume on both the NASDAQ and the TSX
Source: FactSet

VECTOR CAPITAL                                                                 9

Operating Performance has Consistently Deteriorated

[GRAPHIC OMITTED]

*Corel management forecasts; assumes $15M principal repayment in Q4 2009.

VECTOR CAPITAL                                                                10

Corel's Dangerously Low Cash Balance is Not Easily Fixed

1  Covenants on existing debt prohibit raising additional debt even if it were available

2  Vector's ability to invest additional cash is constrained as long as Corel remains public

3  Raising equity from third parties, if possible, would be highly dilutive tO common shareholders

4  No assets can be sold fast enough that are large enough to make a difference

VECTOR CAPITAL                                                                11

Corel is Already 'Skimming the Bottom' on Debt Covenants

[GRAPHIC OMITTED]

Analyst ratings:

o S&P cuts Corel rating from B to B- on 10/30/09

o S&P revised outlook on Corel from 'Stable' to 'Negative' on 10/5/09

o Moody's revised outlook on Corel from 'Positive' to 'Stable' on 7/30/09

Corel has already come dangerously close to breaching covenants and will breach covenants in Q409 absent paydown or other cure

*Historical coverage ratios are derived from publicly available financial statements and Corel's credit facility, all of which have been filed with the
Securities and Exchange Commission

VECTOR CAPITAL                                                                12

We Believe Corel is at Serious Risk of Violating Covenants in Q1 2010

o    We believe Corel is at serious risk of violating covenants in Q1 2010, even in the best of scenarios. This risk will be exacerbated with any of the following:

     -    Continued deterioration in operating performance

     -    Expense associated with pending or future litigation

     -    Company restructuring costs

     -    Transaction costs associated with strategic alternatives review

     -    Necessary increases in capital expenditures

VECTOR CAPITAL                                                                13

We Believe a Sale to Vector Capital is Better than Possible Alternatives
Available to Corel

Possible Alternatives             Pros / cons

1 Wait for operating performance  o  Unlikely to work based on management's to recover
                                     financial forecast
                                  o  Unacceptable cost of failure

2 Amend debt covenants            o  Expensive to improve covenants
                                  o  No certainty of success
                                  o  Cash balance will remain dangerously low

3 Sale to another party           o  Prior efforts demonstrate lack of serious
                                     interest
                                  o  Current product portfolio is unappealing
                                     to strategics
                                  o  Financial buyers cannot procure debt

>    We are willing to bear the risks facing Corel while offering shareholders a fair price and liquidity otherwise not realizable

VECTOR CAPITAL                                                                14

Possible Outcomes of Our Offer

Tender Offer Accepted                        Tender Offer Rejected

o    Corel Corporation becomes a private     o    Corel Corporation remains a public
     company                                      company

o    Tendering shareholders will receive     o    Corel stock will continue to trade
     cash for their shares in the first           on extremely thin volume, and
     week of December                             shareholders will be unable to
                                                  easily enter or exit substantial
o    Corel Corporation will have a far            positions
     wider range of options available in
     order to surmount its present           o    The company will be forced to make
     difficulties                                 business decisions in order to
                                                  comply with debt covenants at the
o    Corel will be in a stronger                  expense of its business plan
     position to execute its business
     plan, M&A and divestitures              o    Opportunities will continue to pass
                                                  Corel by
o    Vector Capital will bear all risks
     of a failure of Corel                   o    Public structure will inhibit Corel
                                                  and the stock market is unlikely to
                                                  reward the Company even if it
                                                  performs well

VECTOR CAPITAL                                                                15